Exhibit 99.2

RISK FACTORS

Risks Related to Our Business

The effects of Hurricane Katrina may adversely affect our business.

Our preliminary damage assessment of the impact of Hurricane Katrina on our Gulf Coast assets indicates that in most cases, our facilities lost power and communications but sustained relatively limited physical damage.  We are continuing to assess damage to our Gulf Coast assets.  The aggregate impact of the hurricane on our operations, however, may not be known for some time and will be dependent upon when power is restored to our various facilities, the extent of the damage to our and third party assets, the potential impact of shut-in crude oil production and refining capacity and the extent of any environmental exposure.

The profitability of our pipeline operations depends on the volume of crude oil shipped, and the profitability of our gathering and marketing activities is generally dependent on the volumes of crude oil we purchase and gather.  Also, the success of our business strategy to increase and optimize throughput on our pipeline and gathering assets is also dependent upon our securing additional supplies of crude oil.  The interruption in the production of crude oil in the Gulf Coast region caused by Hurricane Katrina has reduced the production and limited the supply of crude oil available in the market and therefore decreased the volumes shipped on our pipelines and the volumes available for us to purchase in the market.  Although substantial uncertainty remains, as of September 20, 2005, we do not anticipate that the effects of Hurricane Katrina will have a material impact on our results of operations.

Future hurricanes, including Hurricane Rita which is entering the Gulf of Mexico as of the date of this prospectus supplement, could have effects similar to Hurricane Katrina and materially impact our results of operations.

Risks Related to Marine Transportation

Marine transportation of crude oil has inherent operating risks.

Our gathering and marking operations include purchasing crude oil that is carried on third party tankers. Our water-borne cargoes of crude oil are at risk of being damaged or lost because of events such as marine disaster, bad weather, mechanical failures, grounding or collision, fire, explosion, environmental accidents, piracy, terrorism and political instability.  Such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to our reputation and customer relationships generally. While certain of these risks may be covered under our insurance program, any of these circumstances or events could increase our costs or lower our revenues, which could result in reduction in the market price of our equity or debt securities.

Maritime claimants could arrest the vessels carrying our cargoes.

Crew members, suppliers of goods and services to a vessel, other shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of a vessel carrying a cargo of our oil could substantially delay our shipment.

In addition, in some jurisdictions, under the “sister ship” theory of liability, a claimant may arrest both the vessel that is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel carrying our cargo for claims relating to a vessel with which we have no relation.

Risks Related to Our Investment in the Natural Gas Storage Business

Our facilities are new and have limited operating history.

Although we believe that our operating facilities are designed substantially to meet our contractual obligations with respect to injection and withdrawal volumes and specifications, the facilities are new and have a limited operating history.  If we fail to receive or deliver natural gas at contracted rates, or cannot deliver natural gas consistent with contractual quality specifications, we could incur significant costs to maintain compliance with our contracts.

We have no history operating natural gas storage facilities.

Although many aspects of the natural gas storage industry are similar in many respects to our crude oil gathering, marketing, terminalling and storage operations, our current management does not have any experience in operating natural gas storage facilities.  There are significant risks and costs inherent in our efforts to undertake entering into natural gas storage operations, including the risk that our new line of business may not be profitable and that we might not be able to operate the natural gas storage business or implement our operating policies and strategies successfully.

We will be required to devote a great deal of capital, management time and other resources by entering into the natural gas storage business. The devotion of these resources to natural gas storage operations could adversely affect our existing business.  Entering into the natural gas storage industry may require substantial changes, including acquisition costs, capital development expenditures, adding management and employees who possess the skills we believe we will need to operate a natural gas storage business, and realigning our current organization to reflect this new line of business. Entering into the natural gas storage industry will require an investment in personnel and assets and the assumption of risks that may be greater than we have previously assumed.

Federal, state or local regulatory measures could adversely affect our business.

Our natural gas storage operations are subject to federal, state and local regulatory authorities. Specifically, our natural gas storage facilities and related assets are or will be subject to regulation by the Federal Energy Regulatory Commission or the Michigan Public Service Commission.  Our facilities essentially have market-based rate authority from such agencies. Any loss of market-based rate authority could have an adverse impact on our revenues associated with providing storage services.

In addition, failure to comply with applicable regulations under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, and certain other state laws could result in the imposition of administrative, civil and criminal remedies.

Our gas storage business depends on third-party pipelines to transport natural gas.

We depend on third-party pipelines to move natural gas for our customers to and from our facilities. Any interruption of service on the pipelines or lateral connections or adverse change in the terms and conditions of service could have a material adverse effect on our ability, and the ability of our customers, to transport natural gas to and from our facilities, and could have a corresponding material adverse effect on our storage revenues. In addition, the rates charged by the interconnected pipeline for transportation to and from our facilities affect the utilization and value of our storage services. Significant changes in the rates charged by the pipeline or the rates charged by other pipelines with which the interconnected pipelines compete could also have a material adverse effect on our storage revenues.

We encounter competition from a variety of sources.

We compete with other storage providers, including local distribution companies (“LDCs”), utilities and affiliates of LDCs and utilities. Certain major pipeline companies have existing storage facilities connected to their systems that compete with certain of our facilities.  Construction of new capacity could have an adverse impact on our competitive position.

Expanding our business by constructing new storage facilities subjects us to construction risks; there is no guarantee that Pine Prairie will be developed in the expected time frame or at the expected cost or generate the expected returns.

One of the ways we intend to grow our business is through the construction and development of new storage facilities or additions to our existing facilities. The construction of additional storage facilities or new pipeline interconnects involves numerous regulatory, environmental, political and legal uncertainties beyond our control, and requires the expenditure of significant amounts of capital. As we undertake these projects, they may be completed behind schedule or over the budgeted cost. Moreover, our revenues will not increase immediately upon the expenditure of funds on a particular project. We may also construct facilities in anticipation of market growth that may never materialize.  For example, Pine Prairie is currently under development and there is no guarantee that it will be fully developed in the expected time frame or at the expected cost or generate the expected returns.

We may not be able to retain existing customers or acquire new customers, which would reduce our revenues and limit our future profitability.

The renewal or replacement of existing contracts with our customers at rates sufficient to maintain or exceed current or anticipated revenues and cash flows depends on a number of factors beyond our control, including competition from other storage providers and the supply of and demand for natural gas in the markets we serve. The inability to renew or replace our current contracts as they expire and to respond appropriately to changing market conditions could have a negative effect on our profitability.

Third parties’ obligations under storage agreements may be suspended in some circumstances.

Some third parties’ obligations under their agreements with us may be permanently or temporarily reduced upon the occurrence of certain events, some of which are beyond our control, including force majeure. Force majeure events include (but are not limited to) revolutions, wars, acts of enemies, embargoes, import or export restrictions, strikes, lockouts, fires, storms, floods, acts of God, explosions and mechanical or physical failures of our equipment or facilities or the equipment or facilities of third parties.

The nature of our investment in natural gas storage assets and business could expose us to significant compliance costs and liabilities.

Our operations involving the storage of natural gas are subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment, otherwise relating to protection of the environment, operational safety and related matters. Compliance with these laws and regulations increases our overall cost of business, including our capital costs to construct, maintain and upgrade equipment and facilities, or claims for damages to property or persons resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory and remedial liabilities, and the issuance of injunctions that may restrict or prohibit our operations or even claims of damages to property or persons resulting from our operations. The laws and regulations applicable to our operations are subject to change, and we cannot provide any assurance that compliance with current and future laws and regulations will not have a material effect on our results of operations or earnings. A discharge of hazardous materials into the environment could, to the extent such event is not insured, subject us to substantial expense, including both the cost to comply with applicable laws and regulations and liability to private parties for personal injury or property damage.

Joint venture structures can create operational difficulties.

Our natural gas storage operations are conducted through Plains/Vulcan, a joint venture between us and a subsidiary of Vulcan Capital, with each of us owning 50%.  The board of directors of Plains/Vulcan, which will include an equal number of representatives from us and Vulcan Capital, will be responsible for providing strategic direction and policy-making, and we will be responsible for the day-to-day operations of Plains/Vulcan.

As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint ventures and in turn our business and operations.